Exhibit 99.1
Novocure Announces Portfolio Prioritization and Strategic Restructuring Plan Focused on Near-term Growth Drivers and an Accelerated Path to Profitability

Prioritizing metastatic non-small cell lung cancer launch and focusing research and development activities in areas of greatest anticipated value creation

Expected reduction in residual operating expenses of approximately $60 million, including a reduction in headcount of approximately 200 colleagues, 13% of total workforce

Root, Switzerland – Novocure (NASDAQ: NVCR) today announced a series of actions to strengthen and optimize business operations to support near-term growth drivers and long-term value creation. The plan includes an expected reduction in residual operating expenses of approximately $60 million, enabling the Company to fund future growth priorities without an associated increase in expected forward operating cash burn. Novocure continues to focus resources on its global commercial infrastructure and launch preparation ahead of its anticipated indication in metastatic non-small cell lung cancer and on high-potential research and development programs.

“Decisions like these are deeply personal and challenging, because of the impact on our employees and their families,” said Novocure’s Chief Executive Officer, Asaf Danziger. “To those departing Novocure, I want to express my sincere gratitude for your hard work. Your contributions have influenced the lives of many cancer patients and your legacy will forever be intertwined with Novocure.”

“The initiatives announced today prioritize growth and maintain financial health and flexibility as we position our company for future profitability,” said Novocure’s Chief Financial Officer, Ashley Cordova. “These decisions were difficult, yet essential. With a more focused organization, we are confident that these initiatives will bolster Novocure’s position, enabling us to unlock our long-term potential and fulfill our mission.”
Key elements of the plan include:

Portfolio prioritization
Novocure has taken a holistic review of operating expenses and has focused resources on the areas of greatest anticipated value creation, intended to balance near-term and long-term growth opportunities.
a.Novocure continues to invest in launch readiness, including field-based commercial and field-based medical team hiring, for the anticipated approval of Tumor Treating Fields therapy for the treatment of metastatic non-small cell lung cancer following progression on or after platinum-based therapies.
b.Novocure will deliver two phase 3 randomized clinical trial readouts in brain metastases from non-small cell lung cancer (METIS) and locally advanced pancreatic cancer (PANOVA-3) anticipated in 2024.
c.Novocure has prioritized development investments on a sharply focused list of randomized clinical trials – TRIDENT, KEYNOTE D58 and LUNAR-2 – which have the potential to drive the greatest value in solid tumors where Tumor Treating Fields therapy has established efficacy.

Strategic restructuring
In conjunction with its portfolio prioritization, Novocure is streamlining its operational expenses.

Exhibit 99.1
a.Novocure’s plan to reduce residual operating expenses by approximately $60 million includes a planned reduction in headcount of approximately 200 colleagues, 13% of its current workforce. Field-based commercial and field-based medical employees are minimally affected. Novocure expects to incur one-time costs related to the workforce reduction of approximately $7 million in the fourth quarter of 2023.
b.The anticipated cost savings are expected to offset growth investments and accelerate Novocure’s path to profitability.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, malignant pleural mesothelioma and pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, gastric cancer, glioblastoma, liver cancer, non-small cell lung cancer, pancreatic cancer and ovarian cancer.

Headquartered in Root, Switzerland and with a growing global footprint, Novocure has regional operating centers in Portsmouth, New Hampshire and Tokyo, as well as a research center in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 23, 2023, and subsequent filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Investors and Media:
Ingrid Goldberg
610-723-7427

Exhibit 99.1
investorinfo@novocure.com